UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2012

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 20, 2012, the Interpublic Group of Companies, Inc. (“Interpublic” or “IPG”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing that the company had sold the remainder of its holdings in Facebook, Inc. for net cash proceeds of $95 million. IPG expects to record a pre-tax gain of $94 million on the sale. The gain will be recorded in other income on the company's income statement.

Interpublic also announced that its Board of Directors has authorized an increase in its existing share repurchase program from $300 million to $400 million. Repurchases under the program may be effected through open market purchases, trading plans established in accordance with SEC rules, derivative transactions or other means. The timing and amount of repurchases under the authorization will depend on market conditions and the company's other funding requirements. The share repurchase program has no expiration date.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1	Press Release dated November 20, 2012 (filed pursuant to Item 8.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: November 20, 2012	By:	/s/ ANDREW BONZANI
Andrew Bonzani Senior Vice President, General Counsel and Secretary